Exhibit (j)

KPMG                                                   Telephone 901 523 3131
Morgan Keegan Tower, Suite 900                         Fax       901 523 8877
Fifty North Front Street
Memphis, TN  38103





                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Shareholders of
Morgan Keegan Southern Capital Fund, Inc.:


We consent to the use of our report dated July 30, 1999 incorporated by reference herein and to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "The Fund's Certified Public Accountants" in the Statement of Additional Information.



                                                      /s/ KPMG LLP


Memphis, Tennessee
October 28, 1999